UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2006

The Tube Media Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

005-79752	84-1557072
(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road, Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 714-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management’s intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

Item 1.01 Entry into a Material Definitive Agreement.

Settlement Agreement

On February 1, 2006, The Tube Media Corp. (the “Company”) entered into a settlement and mutual release agreement, effective January 16, 2006 (the “Settlement Agreement”), with Ned Siegel, Neil Strum and Strum Brothers Investment, LLC (the “Settlement Parties”). The Settlement Agreement is related to an obligation that AGU Music, Inc., one of the Company’s subsidiaries, assumed on March 3, 2004 to repay $350,000 of notes payable to Ned Siegel and Neil Strum (the “Notes”) in connection with the assumption of a distribution agreement. The Company guaranteed the repayment of the Notes.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2005, on May 5, 2005, the Company entered into an earlier settlement and mutual release agreement, effective as of April 15, 2005 (the “Initial Settlement Agreement”), with the Settlement Parties with regard to the Notes. Pursuant to the Initial Settlement Agreement, the Notes were cancelled and replaced with new notes having a principal beginning balance of $345,806 (the “New Notes”). The Company did not make any of the required payments under the New Notes and/or Initial Settlement Agreement.

Pursuant to the terms of the Settlement Agreement, the Company (i) was required to pay the Settlement Parties the sum of $175,000 upon the execution of the Settlement Agreement and (ii) was required to pay the Settlement Parties the sum of $125,000 on a date no later than February 15, 2006. As of February 22, 2006, the Company had made all of the required payments under the Settlement Agreement. In connection with the Settlement Agreement, the Settlement Parties agreed to dismiss, with prejudice, the litigation they filed against the Company in connection with (i) the Company’s failure to make the required payments due under the New Notes and (ii) other disputes between the Company and Neil Strum. In addition, the Settlement Parties and the Company released each other from all past claims the parties have or may have against each other in connection such litigation. Simultaneously with the execution of the Settlement Agreement, David Levy, Chief Executive Officer of the Company, and Donna Levy, his wife, executed personal guaranty agreements in the amount of $125,000 in favor of the Settlement Parties.

In the event the Company failed to pay all sums required under the Settlement Agreement within five business days of its due date, upon written notice from the Settlement Parties, the Settlement Parties would have been entitled to file an affidavit with the appropriate court indicating such default and requesting a hearing date. Upon a showing by the Settlement Parties of the Company’s default, the court would have enter a judgment in favor of the Settlement Parties and against the Company in the amount of $125,000, less any payments made under the Settlement Agreement.

The Settlement Parties are principal stockholders of the Company, owning approximately 13.9% of the Company’s outstanding common stock.

Reference is made to the Company’s Quarterly Report for the fiscal quarter ended September 30, 2005 on Form 10-QSB filed with the Securities and Exchange Commission on December 9, 2005 for additional information regarding the Notes and New Notes. The foregoing brief summary of the Settlement Agreement is not intended to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is attached hereto as Exhibit 10.1.

Kast Letter Agreements

On April 12, 2006, the Company entered into two letter agreements, each dated April 11, 2006 (the “Letter Agreements”), with Robert Alan Kast (“Kast”). The Letter Agreements are related to two promissory notes that the Company issued to Kast on October 1, 2004 (the “October Note”) and September 1, 2005 (the “September Note,” and together with the October Note, the “Notes”), with current principal amounts of $225,000 and $150,000, respectively, outstanding. The October Note bears interest at the rate of 8% per year and matured on November 15, 2004, and the November Note bears interest at the rate of 6% per year and matured on December 15, 2005. Pursuant to the terms of the Letter Agreements, the maturity dates of the Notes shall be extended to the date on which the Company closes on any financing in excess of $2.0 million. Kast specifically acknowledged that he will not receive any of the proceeds derived from a Company financing of up to $5.0 million that was scheduled to close on or about April 12, 2006. All other provisions of the Notes remain unchanged.

The foregoing brief summary of the Letter Agreements is not intended to be complete and is qualified in its entirety by reference to such documents, which are attached hereto as Exhibits 10.4 and 10.5.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure contained in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Settlement and Mutual Release Agreement effective January 16, 2006.

10.2	Guaranty Agreement by David Levy, dated as of January 16, 2006.

10.3	Guaranty Agreement by Donna Levy, dated as of January 16, 2006.

10.4	Letter Agreement, dated April 11, 2006, with Robert Alan Kast relating to $225,000 Promissory Note.

10.5	Letter Agreement, dated April 11, 2006, with Robert Alan Kast relating to $150,000 Promissory Note.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TUBE MEDIA CORP.

Dated: April 13, 2006	By:	/s/ John W. Poling

Name: John W. Poling Title: Chief Financial Officer